Exhibit 99.1

NEWS RELEASE

Olympic Steel Reports Third-Quarter 2024 Results

Company’s diversification strategy continues to drive results in difficult market conditions

Company has the strategic focus and financial flexibility to further invest in organic and acquisitive growth opportunities

CLEVELAND — October 31, 2024 — Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended September 30, 2024.

Net income for the third quarter totaled $2.7 million, or $0.23 per diluted share, compared with net income of $12.2 million, or $1.06 per diluted share, in the third quarter of 2023. EBITDA for the third quarter of 2024 was $15.0 million, compared with $27.1 million in the third quarter of 2023. Both third-quarter 2024 and 2023 results include $2.0 million of LIFO pretax income.

The Company reported sales totaling $470 million in the third quarter of 2024, compared with $526 million in the third quarter of 2023, due primarily to year-over-year declines in metal pricing.

“Olympic Steel’s strategies for diversification enabled all three business segments to deliver EBITDA-positive results despite industry-wide pricing pressure,” said Richard T. Marabito, Chief Executive Officer. “Macroeconomic trends during the third quarter resulted in lower overall OEM contractual demand, pressuring margins across all segments. Despite these headwinds, we have remained profitable through our diversification into counter-cyclical steel-intensive end products, focusing on higher-margin opportunities such as flat-rolled coated products, and expansion of our fabrication capabilities.”

Marabito continued, “During the third quarter, we reduced our debt by approximately $12 million to $197 million, and we entered the fourth quarter with approximately $304 million of credit availability. In response to the ongoing uncertainty in the macroeconomic environment, we are closely managing our operating expenses, while continuing to invest in equipment automation and processing that will drive efficiency, productivity and future growth.”

Marabito concluded, “Overall, we believe the success of our acquisitions and our capital investments in key organic growth areas, has created a stronger and more resilient Olympic Steel. As we showed in the third quarter, we can deliver profitable results even in challenging times. We also have the strategic focus and financial flexibility to further invest in organic and acquisitive growth opportunities in steel-intensive end products, fabricating and automation to enhance our throughput, quality, safety and profitability. Despite near-term market challenges, we remain optimistic for the long-term outlook for Olympic Steel and our industry.”

The Board of Directors approved a regular quarterly cash dividend of $0.15 per share, which is payable on December 16, 2024, to shareholders of record as of December 2, 2024. The Company has paid a regular quarterly dividend since March 2006.

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH  44122

The table that follows provides a reconciliation of non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income per diluted share (GAAP)	$0.23	$1.06	$1.64	$3.21

Excluding the following items
LIFO income	(0.12)	(0.13)	(0.16)	(0.19)
Acquisition Inventory fair market value adjustment	-	-	-	0.13
Acquisition related expenses	-	-	-	0.16
Employee retention credit	-	(0.25)	-	(0.25)
Adjusted net income per diluted share (non-GAAP)	$0.11	$0.68	$1.48	$3.06

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income (GAAP):	$2,734	$12,230	$19,091	$37,121
Excluding the following items
Other loss, net	26	28	66	67
Interest and other expense on debt	3,880	3,953	12,283	12,379
Income tax provision	1,169	4,674	7,417	14,813
Depreciation and amortization	7,234	6,185	21,795	18,859

Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,043	27,070	60,652	83,239

LIFO income	(2,000)	(2,000)	(2,600)	(3,000)
Acquisition Inventory fair market value adjustment	-	-	-	2,079
Acquisition related expenses	-	-	-	2,556
Employee retention credit	-	(4,000)	-	(4,000)
Adjusted EBITDA (non-GAAP)	$13,043	$21,070	$58,052	$80,874

Conference Call and Webcast

A simulcast of Olympic Steel’s 2024 third-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on November 1, 2024, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," and "continue," as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks of falling metals prices and inventory devaluation; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions, legislation passed under the current administration and the 2024 U.S. presidential election; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; supplier consolidation or addition of new capacity; risks associated with the war in Ukraine, including economic sanctions, and the conflicts in the Middle East, or additional war, military conflict, or hostilities could adversely affect global metals supply and pricing; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; risks associated with supply chain disruption resulting from the imbalance of metal supply and end-user demands, including additional shutdowns as a result of infectious disease outbreaks in large markets, such as China, and other factors; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; risks associated with infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; rising interest rates and their impacts on our variable interest rate debt; customer, supplier and competitor consolidation, bankruptcy or insolvency; cyclicality and volatility within the metals industry; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to generate free cash flow through operations and repay debt; the impacts of union organizing activities and the success of union contract renewals; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management's view of the Company's performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors' understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and value-added processing of carbon and coated sheet, plate, and coil products; stainless steel sheet, plate, bar and coil; aluminum sheet, plate and coil; pipe, tube, valves and fittings; tin plate and manufactured products. The Company was founded in 1954 and operates from 47 locations across North America.

For additional information, please visit the Company’s website at www.olysteel.com.

Contact:

Richard A. Manson

Chief Financial Officer

(216) 672-0522

ir@olysteel.com

Olympic Steel, Inc.

Consolidated Statements of Net Income

(in thousands, except per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net sales	$469,996	$526,411	$1,522,888	$1,668,755

Costs and expenses
Cost of materials sold (excludes items shown separately below)	363,144	414,480	1,177,229	1,308,988
Warehouse and processing	31,719	28,954	97,855	91,125
Administrative and general	28,226	26,181	87,545	91,047
Distribution	16,881	16,342	51,101	51,531
Selling	10,721	9,587	35,458	30,373
Occupancy	4,262	3,797	13,048	12,452
Depreciation	5,740	5,008	17,585	15,330
Amortization	1,494	1,177	4,210	3,529
Total costs and expenses	462,187	505,526	1,484,031	1,604,375
Operating income	7,809	20,885	38,857	64,380
Other loss, net	26	28	66	67
Income before interest and income taxes	7,783	20,857	38,791	64,313
Interest and other expense on debt	3,880	3,953	12,283	12,379
Income before income taxes	3,903	16,904	26,508	51,934
Income tax provision	1,169	4,674	7,417	14,813
Net income	$2,734	$12,230	$19,091	$37,121

Earnings per share:
Net income per share - basic	$0.23	$1.06	$1.64	$3.21
Weighted average shares outstanding - basic	11,695	11,586	11,673	11,568
Net income per share - diluted	$0.23	$1.06	$1.64	$3.21
Weighted average shares outstanding - diluted	11,695	11,592	11,673	11,571

Olympic Steel, Inc.

Balance Sheets

(in thousands)

	As of September 30, 2024	As of December 31, 2023
Assets
Cash and cash equivalents	$11,116	$13,224
Accounts receivable, net	197,592	191,149
Inventories, net (includes LIFO reserves of $9,443 and $12,043 as of September 30, 2024 and December 31, 2023, respectively)	399,394	386,535
Prepaid expenses and other	14,306	12,261
Total current assets	622,408	603,169

Property and equipment, at cost	506,631	483,448
Accumulated depreciation	(313,775)	(297,340)
Net property and equipment	192,856	186,108

Goodwill	52,091	52,091
Intangible assets, net	89,342	92,621
Other long-term assets	19,642	16,466
Right of use asset, net	35,672	34,380
Total assets	$1,012,011	$984,835

Liabilities
Accounts payable	$125,342	$119,718
Accrued payroll	23,366	30,113
Other accrued liabilities	22,569	22,593
Current portion of lease liabilities	5,671	7,813
Total current liabilities	176,948	180,237

Credit facility revolver	197,276	190,198
Other long-term liabilities	24,810	20,151
Deferred income taxes	11,571	11,510
Lease liabilities	30,796	27,261
Total liabilities	441,401	429,357

Shareholders' Equity
Preferred stock	-	-
Common stock	138,040	136,541
Accumulated other comprehensive income (loss)	(408)	41
Retained earnings	432,978	418,896
Total shareholders' equity	570,610	555,478
Total liabilities and shareholders' equity	$1,012,011	$984,835

Olympic Steel, Inc.

Segment Financial Information

(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three Months Ended September 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2024	2023	2024	2023	2024	2023
Tons sold [1]	204,211	207,145	29,738	27,936	N/A	N/A

Net sales	$264,849	$304,478	$125,693	$132,763	$79,454	$89,170
Average selling price per ton	1,297	1,470	4,227	4,752	N/A	N/A
Cost of materials sold	208,093	242,532	103,450	111,622	51,601	60,326
Gross profit	56,756	61,946	22,243	21,141	27,853	28,844
Operating expenses	56,322	51,997	17,307	16,473	21,377	18,811
Operating income	434	9,949	4,936	4,668	6,476	10,033

Depreciation and amortization	4,028	3,568	1,005	871	2,184	1,729
LIFO income	-	-	-	-	(2,000)	(2,000)

	Nine Months Ended September 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2024	2023	2024	2023	2024	2023
Tons sold [1]	652,976	651,758	91,336	89,163	N/A	N/A

Net sales	$873,579	$940,925	$386,100	$446,327	$263,209	$281,503
Average selling price per ton	1,338	1,444	4,227	5,006	N/A	N/A
Cost of materials sold	687,704	744,040	315,984	371,935	173,541	193,013
Gross profit	185,875	196,885	70,116	74,392	89,668	88,490
Operating expenses	171,423	166,295	53,400	53,786	69,068	59,345
Operating income	14,452	30,590	16,716	20,606	20,600	29,145

Depreciation and amortization	12,221	10,891	2,922	2,878	6,600	5,038
LIFO income	-	-	-	-	(2,600)	(3,000)

[1] The Company does not report tons sold for McCullough Industries, EZ Dumper, or Metal-Fab in the Carbon Flat Products Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or for the entire Tubular and Pipe Products Segment.

	As of September 30, 2024	As of December 31, 2023
Assets
Flat-products	$666,508	$649,744
Tubular and pipe products	344,289	333,677
Corporate	1,214	1,414
Total assets	$1,012,011	$984,835

Other Information

(in thousands, except per-share and ratio data)

	As of September 30, 2024	As of December 31, 2023
Shareholders' equity per share	$51.26	$49.90

Debt to equity ratio	0.35 to 1	0.34 to 1

	Nine Months Ended September 30,
	2024	2023

Net cash from operating activities	$19,114	$120,999

Cash dividends per share	$0.45	$0.38